CERTIFICATE OF AMENDMENT

                                     OF

                          ARTICLES OF INCORPORATION

                                     OF

                         EURO TECHNOLOGY OUTFITTERS




     I,   the   undersigned  President  and  Secretary  of  EURO   TECHNOLOGY

OUTFITTERS, do hereby certify that:

     The  Board of Directors of said Corporation, by majority consent of  the directors  on  August 1, 2002, adopted a resolution to amend  Article  I  and

Article VI, of the original Articles as follows:

                              Article I - NAME

The exact name of this Corporation is:

                          PETROL OIL AND GAS, INC.

                         Article VI - CAPITAL STOCK

     Section  1.Authorized  Shares.  The total number  of  shares  that  this corporation is authorized to issue is 100,000,000 shares of Common  Stock  of

$.001  par value and 10,000,000 shares of Preferred Stock of $.001 par value.

The  authority of the Corporation to issue non-voting convertible and/or non-

voting  non-convertible preferred shares together with additional classes  of shares  may  be  limited  by  resolution of the Board  of  Directors  of  the

Corporation.  Preferred shares and additional classes of shares may be issued from  time  to  time as the Board of Directors may determine  in  their  sole judgment and without the necessity of action by the holders of Shares.

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     The number of shares of the corporation outstanding and entitled to vote on  an amendment to the Articles of Incorporation is 6,476,240; that the said changes  and  amendments have been consented to and approved by  a  unanimous consent of the stockholders holding 100% of stock outstanding and entitled to vote thereon on August 1, 2002.

     Dated: August 20, 2002
                              /s/ Anthony DeMint
                              ____________________________________
                              ANTHONY N. DeMINT, President

                              /s/ Anthony DeMint
                              _____________________________________
                              ANTHONY N. DeMINT, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On  August  20,  2002, personally appeared before me, a  Notary  Public,
ANTHONY N. DeMINT, who is the President and Secretary of Euro Technology Outfitters and who acknowledged to me that he executed the above instrument on behalf of the Corporation.

                              /s/ Debra Amigone
                              _____________________________________
                              NOTARY PUBLIC